UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) December 3, 2024

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant's telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.10 per share	VSH	New York Stock Exchange

Item 7.01 – Regulation FD Disclosure
Conversion Ratio Adjustments for Dividends

The quarterly cash dividend program of Vishay Intertechnology, Inc. ("the Company" or "Vishay") results in adjustments to the conversion rate and effective conversion price for each issuance of the Company's convertible senior notes, specifically, the 2.25% Convertible Senior Notes due 2025 (the "2025 Notes"). As required by the indentures governing the terms of each issuance of convertible senior notes, the Company has delivered a notice and officers' certificate to the trustees regarding these adjustments.
Pursuant to the indentures governing the terms of each issuance of convertible senior notes, effective December 3, 2024 (the ex-dividend date), the adjusted conversion rate and adjusted effective conversion price are as follows (subject to the conditions applicable to conversion set forth in the indentures):
Convertible Senior Notes Due 2025

Conversion Rate (shares of common stock per $1,000 principal amount)	32.2205
Effective conversion price (per share)	$31.04

The conversion rate and effective conversion price of Vishay's 2.25% Convertible Senior Notes due 2030 were not impacted by the quarterly cash dividend.

Item 8.01 – Other Events

In February 2022, the Board of Directors of Vishay approved, and Vishay announced a Stockholder Return Policy ("SHRP"), which set forth the intention of Vishay to annually return to stockholders at least 70% of free cash flow, net of scheduled principal payments of long-term debt, directly in the form of dividends, or indirectly, in the form of stock repurchases.

To enable the operation of the SHRP, Vishay's Board of Directors approves the repurchase of a stated number of shares of common stock from time-to-time. As of September 28, 2024, approximately 1.2 million shares remained from the previous repurchase authorization of 8.5 million shares.

On December 3, 2024, Vishay's Board of Directors approved the repurchase of an additional 3.0 million shares of common stock, to enable the operation of the SHRP for the foreseeable future.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2024

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ David L. Tomlinson

Name:	David L. Tomlinson
Title:	Senior Vice President – Chief Accounting Officer